EXHIBIT 99.1


               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER

BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------
                       AXP FINANCIAL COMMUNITY MEETING
                      KENNETH I. CHENAULT'S PRESENTATION
                               FEBRUARY 7, 2007
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Good afternoon. And welcome to our first financial community meeting of the year. Let me get right to our agenda.

I'll start with a brief update on our results for 2006, including our bottom-line performance and our top-line metrics, both of which saw very strong growth.

Now one of the key elements of our spend-centric model is high cardmember spending. And while we use various levers within our model to generate high spend, one of the most important drivers is rewards. Over the years we've developed a range of unique reward programs and products to stimulate cardmember spending - and with good success.

As you all know, rewards are a hot topic within the card industry, and competition in this category has intensified. It is clear that our competitors recognize the benefits of rewards - and of a spend-centric model in general - and are increasingly trying to shift in this direction.

Executing an effective rewards strategy, however, is difficult - particularly from a standing start. We've been in the rewards space for 16 years now, and I believe our capabilities are the broadest and best in the market, and serve to support our premium economics in a number of ways.

I'll take you through the scope and benefits of our reward capabilities, including how these assets and skills support our global business model.

Ralph Andretta, Senior Vice President and General Manager of U.S. Membership Rewards, will then give you a deeper drill on our U.S. program. Ralph will take you through the basics of Membership Rewards or, as we refer to it, "MR". After a discussion of the basics he will also discuss how we're innovating the program to creatively expand our customer offerings, while also managing our economics and driving value to our merchants.

You'll hear about some of the capabilities we've developed and how we're successfully leveraging those capabilities against opportunities in both our consumer and small business segments in the U.S.

As always, the last hour will be available for Q and A with our entire management team.

                              * * * * * * * * *

Let me start with the company's overall performance for 2006. I believe we had yet another strong year.

As you can see here, we met or exceeded each of our on-average-and-over time financial objectives. Revenue growth was 13%, growth of EPS from continuing operations was 18% and Return on Equity was 35%, well within our new, higher target range of 33% to 36%.

The core driver of our performance has been the continued strength of our business metrics.

The business building investments we've made over the last four years continue to provide us with excellent payback and have led to strong momentum in our indicators.

Let me start with billed business. As you've seen, billings in 2006 were up 16%, another year of very strong performance. Our billings growth continues to be strong across every axis - proprietary and network spending; consumer, small business, and corporate; in the U.S. and across international. The strength and diversity of our growth has been the result of our multi-year investment strategy, a strategy that has led to both excellent absolute performance, as well as strong relative growth.


Our 16% growth for the full year was a full 3 points higher than our nearest competitor.

Now, one compelling point here is that we've achieved this 16% growth even on top of the strong growth we generated last year.

As you can see here, none of our competitors were up against a 16% growover hurdle, a fact that makes our performance even more notable.

This demarcation in billings growth has allowed us to grow our share of spending in the U.S. and in other major markets. As an example, across our top 8 international markets we've grown our billings by 14%, nearly double the 8% growth of the industry in those markets.

Cards in force growth continued its upward trend, growing 10% for the full year.

As with billings, both U.S. and international markets are contributing to this growth, with U.S. cards up 12% and international up 7%.

Given our spend centric model, average cardmember spending is a metric we watch closely. Continuing the solid trend we've seen over the last several years, average spend was up 7% for 2006, above both overall economic growth rates and reported rates of consumer spending.

Managed cardmember loans grew impressively this year, up 17% on a worldwide basis, with strong growth coming from both the U.S. and international.*

While lending balances are an outcome, rather than an objective, of our spend-centric strategy, this strong growth in loans has been an important contributor to our economics. Also of note -- this substantial receivable growth has not eroded our ROE, which further speaks to the quality and profitability of the business we're adding.

With consumer credit in the U.S. up only 5%, our growth again outpaced the industry and our major lending peers by a significant margin. Based on this performance, we expect to again see lending gains once the 2006 numbers are finalized.

Another area where we've focused our capabilities with good success has been credit.

After the 2005 bankruptcy spike, all U.S. issuers saw the benefit of lower write-off and past due rates in 2006. As you can see here, we remain best in class in terms of credit performance, with our results continuing to outperform the industry in the U.S.

Our performance in international also remained generally strong, although we
- like other lenders in Taiwan - saw a spike in write-offs in that market given its credit conditions.

While we expect the provision benefit of the U.S. bankruptcy law change to lessen during 2007, the underlying credit quality of our portfolio remains quite sound.

Looking across the metrics for our payments business, you can see that we achieved strong results during the year. By executing successfully against our spend-centric model, we were able to grow our volumes while achieving good bottom-line results.


----------
* On a GAAP basis, worldwide cardmember loans were up 31% at December 31, 2006 versus December 31, 2005.

Our final three metrics are not directly related to our card business, but are important to our performance nonetheless.

Travel sales were up 6%, reflecting continued softness in corporate travel, partially offset by very strong growth in U.S. Consumer Travel.

Travelers Cheque and Prepaid sales held flat overall. Paper travelers cheques continued to decline in 2006, although at a slightly slower pace than 2005. Somewhat offsetting this was strong growth in our gift card product, which benefited this year from an increased level of sales outlets and advertising.

And finally, at the Bank, private bank holdings were up 11%, continuing their double digit growth trend.

Looking at some broad, consolidated financial metrics, you can see that we also kept good control over expenses during the year.

  o The ratio of human resources and operating expenses as a percentage of revenue continues to decline, helped by our ongoing reengineering activities, one outcome of which has been a generally stable employee base.

    Now, I recognize that if we looked at this HR ratio on a quarterly basis, it would show an uptick in the fourth quarter against the third. As we noted in our earnings materials, this was driven by higher incentive and severance costs, as well as approximately 1,200 customer facing employees added during the quarter. In looking at our employee base over the full year, however, the number was generally flat.


  o As we've noted for several quarters now, after several years of improvement our provision and interest ratios are now rising, as the benefit from the new U.S. bankruptcy law moderates, and as interest rates rise and hedged positions roll off.

  o Our multi-year investment strategy is evident on this slide by the upward slope of the marketing, rewards and cardmember services ratio. After several years of significant increases, the growth of this expense category moderated in 2006.

     But, while our growth may have moderated, the dollars we're investing in this category are still significant.

     As a reference, in 2002 our investments in marketing, rewards and cardmember services totaled $3 billion dollars. By 2006 our investments in this category had more than doubled to $6.5 billion. So, as you can see, the dollars here are substantial and, even though the growth of this category has moderated recently - and likely will again in 2007 - we're still investing significantly in the future health of our franchise.

     As we've mentioned to you before, we've become very disciplined in flexibility planning, which allows us to ramp up or scale back on investment spending depending on the environment. Given the more challenging environment we expect in 2007, we'll likely be pulling this marketing lever as a means to control overall expenses; but as you can see, any reductions we make in this category will be coming off a very large base.

Our balance sheet also saw continued benefit from our spend centric model.

The spend velocity generated by our business model continued to expand in 2006. Spend velocity is a ratio of card volumes to receivable balances, and is an indicator of how effectively we utilize our capital. Over time we've consistently grown this metric and now generate 6.1 dollars of spend for every dollar of receivables.* Given our AR growth over this time, this is a notable achievement.

Looking at spend velocity versus our peers for 2006, among major players we are the clear leader in this metric. This demarcation is driven by our high spending proprietary card base, as well as by the acceleration of billings within our network business.

The relatively lower level of capital we consume, and the proportionately higher fee income we earn, combine to generate the superior returns that are characteristic of our performance.

Also helping our results are the successful initiatives we've implemented to optimize our balance sheet and prioritize our investment spending toward higher returns. In combination, these efforts have helped us maximize the efficiency with which we allocate capital.

So, as I said earlier, I believe we had a very strong year.

We began the year with good momentum and, as the year passed, our core business performance continued to be strong, even as our volume growth in the second half of the year abated slightly. We continued to reap the benefits of our multi-year investment strategy and again widened the performance metric gap between ourselves and our major competitors.

All of these results combine to give us good momentum going into 2007. We remain in a very strong relative position and are optimistic about our growth opportunities going forward.

As we've discussed with you previously, we already know that 2007 will present some specific P&L challenges during the first half of the year. As I mentioned earlier, interest expense comparisons will be more difficult during this period as rates have risen and a number of rate hedges rolled-off at the end of the year. And, the provision benefit of the 2005 bankruptcy law change will not be as significant this year as it was last year, with the greatest year over year variance impacting the first half of 2007.


----------
* Reflects spend velocity determined using managed receivables. Using GAAP (i.e., owned) receivables, during 2006 the Company generated 7.8 dollars of spend for every dollar of receivables.

As a result of these factors we will be very focused on operating expense levels over the course of the year. Our objective is to minimize the impact any expense reductions may have on our growth. We believe the multi-year impact of our reengineering and investment activities will continue to benefit our business performance in 2007, mitigating our more stringent expense control.

Now, our position is clearly not unique and, in fact, competitors across the payments industry are dealing with these very same issues. I continue to believe, however, that the strength of our current position, our commitment to our spend-centric strategy and our internal skills and capabilities can sustain our relative advantages within the industry.

                              * * * * * * * * *

One of the most important of these capabilities is in the area of rewards.

After many years of being the leader in the premium space, we know the needs and wants of high spending customers. We know that when they evaluate card products they look for 4 essentials: a brand they trust and which is relevant to their lifestyle; superior customer service; an exceptional value proposition; and a rich reward program.

The heated competition in the marketplace for premium customers has therefore made reward based products among the fastest growing in the industry. Rewards have evolved from a premium incentive on select cards to a core requirement on even the most basic of products.

This rapid penetration has made reward costs among the fastest growing item on a card issuer's P&L. In fact, in their earnings commentary for 2006, three of our competitors cited the cost of rewards as a factor in their results.

Implementing an economically effective rewards program is not an easy task, and is one that comes with a steep learning curve. Balancing the benefits of a program against its direct costs is difficult enough. The greater complications, however, come when you then look to incorporate rewards into the economics of your full business model.

Reward programs can be looked at two ways. You can develop a program and "bolt" it on to a product as an added cost to be managed. Or you can integrate rewards within your business model as a means of generating customer behavior that supports your economics - behavior such as higher spending and lower attrition.

In the first case rewards are an expense to be minimized. In the latter case they're a growth driver to optimize economic performance.

We have become a leader in the rewards space by adhering to this second approach. We have fully integrated rewards into our business model and are now one of the most knowledgeable and successful in the industry in using rewards to drive profitable growth.

Our success with rewards is rooted in our spend centric model.

Our model is uniquely suited to take full advantage of the incentive nature of rewards. The goal of our model is to drive higher cardmember spending into our merchant base, collect merchant fees and customer payment on that spending, and attract and retain customers by investing in value. Our reward programs directly impact all 4 elements of our model.

First, they help us attract a higher caliber customer and serve to cement the loyalty of our existing base. Through rewards we gain yet another valuable relationship with cardmembers, one that has a high stickiness quotient.

Second, they incent our cardmembers to put more of their spending on our products and to bring the value of their higher size wallets to our merchants. Now, in most cases, rewards are directly tied to spend - the more you spend, the more substantial the reward.

The no pre-set spending limit of our charge products and the higher line sizes we tend to give on our lending products allow us to maximize the ability of rewards to incent spend. (It's hard for cardmembers to earn meaningful rewards or to drive significant spend to merchants if customers are up against $2,000 or $3,000 line sizes.)

This higher spend supports our premium rate from merchants. But rewards also play a direct role in improving other elements of our economics, from our superior credit performance, to lowering our overall cardmember acquisition costs.

A portion of these reward-driven economic benefits are then used to sustain our model, by further expanding our rewards programs, investing in other cardmember benefits, or developing new card value propositions to attract quality prospects into our franchise.

As you can see, the benefits of rewards are integrated into every element of our model. The premium economics of a spend-centric strategy allow us to fund meaningful rewards, which then serve to drive growth.

Issuers operating under a lend-based model have the goal of driving receivables, not spending. While a number of our peers state that they are now focusing on spend, their economics don't support this strategy. Therefore, lend-based issuers still need to incent balances, which they do largely through 0% transfer offers, not rewards. As a result, their reward costs largely benefit their transactor base, a segment that doesn't serve to drive profits given lend model economics.

Given the more limited revenue levers of a lend based model, rewards costs can serve to squeeze margins, rather than expand them.

Now, besides having premium margins, our spend model -- integrated with rewards -- also has greater long term growth potential. While the growth of consumer credit is expected to increase by about 5% per year by the end of the decade, broader spending - and specifically spending on plastic -- is forecasted to offer greater potential.

In the U.S. in 2005, it's estimated that consumers made almost $7 trillion in payments of any kind. Of this amount, approximately 40% was put on plastic, which includes both credit and debit.

By 2010, it is estimated that total payments will grow to almost $9 trillion, reflecting a projected compounded growth rate of 5% per year.

Of greater relevance to us, however, is plastic share, which is projected to grow from 40% to 56% by 2010, for a 5 year compound annual growth rate of 12%. Given the sheer size of the underlying numbers here, a 5 year growth rate of 12% is exceptional for any industry.

But even as $2 trillion of U.S. spending is forecasted to move onto plastic, almost $4 trillion remains on the table in the form of paper and electronic payments. So, while a 12% market growth is terrific, the upside beyond that number remains quite strong.

Spend opportunities can also be seen by looking at the current penetration of plastic by segment.

U.S. consumers have clearly embraced plastic as a form of payment, but still put only about 45% of their spending on credit or debit cards.

Consumers outside of the U.S. are further down the adoption curve, with less than 25% of current spend on plastic, and with countries like China, India and Russia just beginning their transition.

Business spending is also a large opportunity for future plastic growth, with over 85% of U.S. small business payments currently made by cash and checks.

And even in larger companies in the middle market segment, plastic still accounts for less than 15% of spend.

So, looking out to the end of the decade, it's clear that the growth opportunity for plastic is substantial. And the fact that our model, integrated with rewards, can profitably benefit from this higher spend puts us in a strong relative position to capitalize on this opportunity.

                             * * * * * * * * * *

Now, "rewards" is a term you hear a lot, but it actually can refer to a number of different programs. So, let's drill down into the reward capabilities here at our company.

The rewards we offer fall into two broad categories.

First are issuer rewards. These programs are:

        o proprietary to Amex as a card issuer;

        o specific to a card product or program;

        o tied to a customer's spending;

        o and they leverage our closed loop advantage.

Our issuer reward programs include:

        o Membership Rewards, which is our proprietary, broad-based rewards program available on all consumer and small business charge products, and on certain lending products. MR was created in the U.S., but has now been expanded to most of our proprietary markets outside of the U.S.

          With MR, each dollar, or euro, or pound spent on an enrolled product generally earns one reward point, which can then be redeemed for products or services from a range of reward partners. (Ralph will taking you through a great deal of information on U.S. MR in a few minutes.)

        o Second, there are our co-brand products, such as our Starwood co-brand and Delta Skymiles cards in the U.S., or products in other markets such as our co-brands with British Airways, Air France and Qantas.

          As with MR, our co-brand products offer rewards for spending on the card, but rewards here are generally redeemed through the co-brand partner. As a result, co-brand products build customer loyalty to both brands.

        o Third are cashback products.

          Spending on these cards earns a cash rebate, with certain products offering higher rebates for spend within a specific category, such as travel or restaurants.

        o Finally there are our specialized reward products, such as our In:NYC or In:LA city cards.

          These products incent spend by offering rewards relevant to specific segments of cardmembers.

Besides our proprietary reward products, a number of our bank network partners have also developed strong reward value propositions of their own. For example, Nedbank's co-brand with South African Airways or Swiss Card's Swiss Air product are both examples of successful issuer reward products.

The common outcome of all of these programs is to increase the stickiness of customer spend. As points accumulate, a cardmember's relationship with us becomes deeper, and there is a strong incentive to spend on our products and remain in the franchise.

The second broad category of rewards are network rewards. These rewards are offered to any Amex cardmember, whether a proprietary card or one that is issued by one of our bank network partners.

These rewards are not issuer specific; have the objective of driving network brand loyalty; are presented as high value merchant offers; and also leverage the capabilities of our closed loop system.

Examples of network rewards include:

  o Savings on experiences, such as our Going Once travel packages;

  o Savings on merchandise, such as we offer through our My Wish List promotion; and

  o Broad savings offered to our cardmembers by merchants in our Selects program.

Let me give you a little more color around the My Wish List reward program. My Wish List is a promotion that runs several times a year for a two week period.

Over the duration of the program cardmembers have the opportunity to purchase high-end merchandise from manufacturers and retailers at substantial savings. The truly exceptional values - such as a Porsche Cayman for $5,000 -- are limited in quantity and offered on our website at specific times on a first come, first serve basis. Other rewards, such as buying a TomTom GPS system for $299 (Retail value was $699), are made available on specific days, or for the two week duration of the promotion.

For the recent My Wish List holiday promotion, the customer and merchant engagement was exceptional. During the program:

  o 120 merchants and 5 U.S. card issuers participated;
  o over 7 million site visits were reported;
  o All inventory offered on the site was sold out --Selona Beauty, an OPEN small business card account, participated in the promotion and sold out their merchandise in 7 minutes;
  o Reports from Amazon, Borders and Toys R'Us - all repeat merchants from last year's program -- indicate that their spend was up significantly over 2006; and
  o Toys R'Us told us that an individual cardmember, who received a 20% off WishList certificate, spent $20,000 when they came to the store.

This rewards program is a great example of the value we bring to both cardmembers and merchants.

Because we are both a proprietary issuer and a multiple-issuer network, unlike any of our peers we have expertise in both areas of rewards. This gives us a broader perspective on what works in each category, and also helps us develop meaningful value propositions for a range of customers.

Another advantage is our history - the fact is we've been in the rewards business longer than most of the competition. The knowledge and experience we've gained over the last 16 years has served to deepen our expertise and focus our capabilities on what works in this space.

From the launch of Membership Miles in 1991, we've innovated, expanded and deepened within and across the rewards category - both in the U.S. and in other major markets. We became a leader in this space and took full advantage of the fit between our spend-centric model and a rewards strategy.

We applied our product development and marketing creativity to our reward value propositions and have succeeded in fully integrating rewards into our model, becoming a leader in the industry. Our bankcard peers have attempted to imitate our success, but I believe our inherent advantages make their task harder.

One advantage we have in the development and implementation of reward offers is our closed loop system.

Because of the breadth and depth of our merchant relationships, we've got an existing base of current and prospective redemption and savings partners for our cardmembers. Our merchants see the tangible value of participating in reward programs. They see the new customers they gain; they see the higher spend and increased loyalty of existing customers.

As a result, we've been able to use reward partnerships to significantly strengthen and deepen our relationships with many important merchants such as Continental Airlines, Enterprise Rent-A-Car and Home Depot.

As an example, a bankcard issuer of a small business product can try to cobble together a savings program such as OPEN Savings, but not having a merchant relationship presents them with a significant hurdle.

Having both merchant and cardmember relationships -- being a network and an issuer -- also provides us with another important resource: information. Because we have data from both the issuing/cardmember side of the business, and the network/merchant side, we're able to craft and execute reward offers more efficiently.

Double points bonus on spending at Barnes & Noble? We have the data, and therefore the means, to implement this type of offer for customers and merchants.

An automatic discount on FedEx charges for a small business cardholder? Again, with information from both sides of the transaction, we provide consistent execution of these offers and document the savings for our cardmembers each month on their billing statement.

Because of the breadth of our merchant network, the attractiveness of our cardmember base, and the information available within our closed loop, we're able to offer the broadest rewards programs in the industry and execute them efficiently.

One measure of our breadth -- our global scope -- is without peer. For example, just looking at Membership Rewards, we currently have 43 programs operating across 98 proprietary and network markets. We also have 13 airline co-brands around the world, and literally hundreds of other co-brand and affinity products.

We take the best of what works from any market and leverage that knowledge to the benefit of all of our programs.

But our reward programs are not just broad, they are also deep. They are highly attractive to our cardmembers and prospects, and are therefore widely utilized across our franchise.

Within our proprietary U.S. consumer base, 80% of our cardmembers participate in rewards, driving 90% of our spending.

Within U.S. Small Business 75% of cards are enrolled in a reward product, accounting for 90% of spend. Since inception, OPEN Savings, a small business expense savings reward program, has saved cardmembers over $140 million on everyday purchases at merchants such as FedEx, Gateway and AT&T.

For international 70% of cards participate in rewards, accounting for 90% of our non-U.S. spend.

Within the corporate middle market, a segment that's been generating strong, double digit growth for several years now, the ability of rewards to drive spend is clearly evident - as is the size of our opportunity.

Within our global middle market base, reward products represent 30% of cards and generate 60% of our spending. Middle market accounts already have among the highest levels of average spend across any of our segments, even with this relatively lower reward penetration.

Given this high level of spend and the profitability of this segment, we've steadily increased our dedicated middle market sales force. Since 2003, we've invested in expanding this asset and have grown our global sales force by 28% on a compounded annual basis.

The value proposition we offer to this segment is quite strong, and includes expense management capabilities, valuable reporting tools, and Savings@Work, a savings program that offers reduced prices at a range of relevant merchants.

Rewards are just one element of the value proposition sold by our reps, but it is an important one. If we could drive rewards further into our existing base, these penetration numbers show that we could significantly improve our spend, even if we didn't add a single new account.

Because of the beneficial spend and economics driven by rewards, we've aggressively but carefully ramped up our investments within each major reward category - Membership Rewards, our co-brand programs, and cash rebates. Since 2002, the compounded annual growth rate of our reward costs has been 28%.

I believe we've succeeded at effectively using rewards as a competitive weapon and as a unique advantage in the marketplace. At a time when lend-based competitors were generating growth with 0% APR offers, we opted to maintain our spend-based focus and push more aggressively into the rewards space.

Rewards are clearly a large cost for us. But as I said earlier, we don't narrowly look at rewards as a cost to be minimized. We invest in rewards because they're a successful driver of profitable growth. On an ongoing basis, as we evaluate and optimize our investment spending, the high returns generated by reward products, along with the value they create for merchants, serve to move these investments to the top of our priority list.

It's also important to note that this process by which we optimize our spending looks at our investment choices objectively. Our goal is to generate profitable growth, regardless of whether we invest in rewards, or marketing, or cardmember services.

As a result we develop reward products so that they generate high margins and returns on their own. Our approach is not to treat rewards as a customer "give away". We don't use our programs to "buy" business and then hope to make our profits elsewhere. We build our reward value propositions to be profitable on a stand-alone basis.

Yes, this has served to increase our reward costs over time but, because of the integrated impact of rewards, it has also substantially benefited our entire P&L. Now we've taken you through some of these benefits before, but I think these points are important to re-emphasize.

Rewards clearly drive spend to merchants. Across our base, when we compare the performance of cardmembers enrolled in some form of rewards - be it MR, co-brands or cashback -- versus those that are not, here's what we see.

The spend of a U.S. consumer cardmember with a reward product is 4 times as much than for a non-reward customer. For International cardmembers, the comparable number is 3 times, and for OPEN and Middle Market cardmembers it's 5 and 4 times the spend level, respectively.

Importantly, rewards also improve overall credit performance.

As just one example, here is a look at our U.S. co-brand lending performance. As you can see, the blended writeoff rate for our consumer and small business co-brand lending is approximately two thirds the level of our other credit card lending. Better relative credit performance is generally seen across the major segments of our rewards portfolio, particularly among engaged cardmembers.

And finally, rewards drive greater cardmember loyalty. Here's a U.S. charge card example that looks at attrition for consumer and OPEN customers enrolled in MR.

As you can see, MR cardmembers have a voluntary attrition rate 15%
better than their non-reward peers, while in small business the rate is 48% better.

Ralph will go into greater details on all of these economic benefits during his presentation. But, with higher spend, better credit performance and lower attrition, rewards clearly serve to improve our overall profitability.

Now granted, I am likely biased about the strength of our reward capabilities. But there are objective sources who also share my view.

Various media sources have performed evaluations of the rewards space and have consistently rated our programs and products as leaders in the industry. Here are just a few examples of the rankings we've earned.

High spend is the sweet spot of our spend-centric model, and rewards serve to drive profitable growth in customer spending. As a result, rewards are a strong focus of our organization and our investment strategy.

It's clear that every issuer in the market today is chasing the same premium customer. The ultimate winner will be the issuer providing the greatest value to this customer - and rewards are an important element of that value. (Given our business model, we have the added benefit of rewards being a driver of merchant value as well.)

Over the years our rewards expertise has expanded and our execution has improved. We've become leaders in this space, not only through the sheer size of our programs, but also because of our capabilities: our innovation, our ability to penetrate rewards into our base, and our ability to capitalize on our closed loop relationships and information.

As I said earlier, reward programs are proliferating across the industry. Peers have recognized our success and are trying to duplicate it. But, as you've seen, our advantages in this area are considerable, and competitors are forced to play catch-up.

I've painted a broad picture of our capabilities, but I believe the strength of our position in rewards can be better appreciated in the details. Since Membership Rewards is the oldest, largest and most significant of our reward programs, I thought this would be the ideal topic on which to give you some greater depth. With that, let me now introduce Ralph Andretta, Senior Vice President and General Manager of U.S. Membership Rewards.

Ralph ...................

--------------------------------------------------------------------------------
                       AXP FINANCIAL COMMUNITY MEETING
                        RALPH ANDRETTA'S PRESENTATION
                               FEBRUARY 7, 2007
--------------------------------------------------------------------------------

     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

Thank you, Ken.

I am delighted to be here today to talk about the Membership Rewards business. "MR"- as we call it internally - is an important part of our broader spend-centric model. And, it has been a key driver of the growth in billings, revenue and earnings that American Express has delivered for the past decade or so.

In my remarks today:

-- I will provide a brief history of Membership Rewards - and show how 16 years of building this business has created a unique competitive advantage.

-- I will also share the business model, and describe how it generates revenue growth and drives loyalty with our Cardmembers and merchants.

-- Next, I will show how the success of this business generates resources that we re-invest in the program, helping us to:
        o Deliver greater value to our Cardmembers and partners, and
        o Spur innovation.

-- Finally, I will show how we leverage the unique assets of American
   Express to extend our competitive advantage in the rewards marketplace. In general, I will focus on Membership Rewards in the U.S., and supplement the presentation with specific international examples.


Let me start with a brief history.

In 1991, we launched Membership Miles. At that time, the majority of our Cardmember spending was for travel and entertainment, so we designed the initial program for frequent travelers.

We began with seven airlines, several travel packages, and a few special experiences.

Even though the number of partners and rewards has grown dramatically since then, the original program structure is still the fundamental driver of value:
        - One point for virtually every dollar spent,
        - No cap on the number of points that can be earned, and
        - No point expiration.

Over the last 16-years, we have achieved many milestones.

In 1992, we introduced the program internationally in Australia, Canada and Mexico. Based on our success in those markets we quickly expanded our presence worldwide.

In 1995, we introduced retail rewards and changed the program name to Membership Rewards. The name change reflected:

- The expanded choice we had begun to offer Cardmembers, and the expanded role that the program had begun to play in the overall card business.
- This program change was aligned with a broader strategy to encourage Cardmembers to use their American Express Cards in more places.
- Billings, which in 1990 had been two thirds travel & entertainment and one third retail, are now the opposite.

In 1997, Membership Rewards was named Best Credit Card Rewards Program by Business Traveler magazine. And, we have received this honor for 10 consecutive years, most recently this past January.

In 1999, we introduced program tiers to address the different needs of our Cardmembers and have since restructured these tiers, which I will discuss later in more detail.

In 2002, we added a Dining and Entertainment category.

In 2004, the aggregate number of points earned in the U.S. hit one trillion.

And, over the past two years, we introduced a number of innovations for customers, such as:
        - Pay with Points,
        - First Collection, and
        - Exclusives.

Of course, there are a lot of people behind this history. Today, we have more than one thousand people working on the business. That includes experts from customer service, finance, marketing, technology and information management. This team combines experience, relationships and talent that is un-matched in the industry.

Today, Membership Rewards is offered in 98 markets around the world. It is built around 43 programs - each tailored to local market needs. As you can see, MR is a global program. And, as we innovate around the world, we are able to leverage what we learn in many markets to quickly capitalize on increasing opportunities.

Building this business has involved some significant investments over the years. We have earned a handsome return on these investments, and our Cardmembers have built substantial equity in the program.

At the end of 2006, the global balance sheet reserve for Membership Rewards was $3.8 billion dollars. This reserve covers the estimated cost of future reward redemptions for points earned to date. And, it represents money we have already expensed.

This is an investment in the future loyalty of our Cardmembers, and their investment in Membership Rewards.

It is also a tremendous hurdle for competitors.

To help ensure that Cardmembers can take full advantage of the points they have earned, we have expanded our partners from the original handful to more than 140 in the U.S. plus over twelve hundred internationally.

The roster includes 34 airlines ranging from Jet Blue, Delta and Continental to Air France, Singapore Airlines and Qantas.

We have the globe covered.

Our partners can fly you to your destination, and then make your stay comfortable at terrific hotels such as Hilton, Marriott, Sheraton, the W, Ritz-Carlton, and the Intercontinental.

But, we do more than get you there and give you a place to sleep. Once there, we also focus on making your life memorable with special experiences. We do that with partners that include top-notch golf and cooking schools, luxury spas and even... space adventures. With us, the sky is literally the limit. You can even redeem points to float in zero gravity.

Even when you are not traveling far from home, MR has plenty to offer. We have many retail partners from fashion and furnishings to beauty and books.

Our Dining and Entertainment partners let you use points at great restaurants, buy tickets to a hot concert, or just see a good movie.

Other partners offer merchandise, including state-of-the-art golf clubs, cameras, computers, jewelry, stereos, TVs and much, much more. This network of partners, the rewards they offer, and the choices they represent are unmatched in the industry.

And, as strong as this network is today, it will be even stronger tomorrow. This is because we continue to add partners that share characteristics core to American Express, including:
        - Excellent brand reputation,
        - Quality products, and
        - A strong customer commitment.

With a program that is 16 years old, we have collected many interesting facts. Let me share a few.

First, our Cardmembers like to accumulate points:
        - Today, the biggest individual point bank totals more than 100 million points.
        - In fact, the top five participating Cardmembers have a combined 250 million points.

With these points, you can:

        - Take advantage of our most expensive reward - a fabulous diamond bracelet watch, which is a mere 93.2 million points.
        - Or, a more modest reward for Cardmembers in Singapore - moon cakes, a traditional holiday treat - for just a few thousand points.
        - A Cardmember in Mexico redeemed almost 8.3 million points for a Mercedes.
        - And, a Cardmember in the U.S. redeemed 4.1 million points to charter a private jet.

But, the stories I like best are about people who use their points to help with very special, life-changing events.
        - One heartwarming example is a Cardmember who used points to fly between Texas and Moscow to defray the cost of adopting a child.
          Since then, she has started an adoption agency, and one of the first things she tells her clients is to get an American Express Card.

As you can see, we have built an incredibly broad and rich rewards program over the years.

However, as Ken said, the marketplace is very competitive. More and more programs are being introduced every year. Also, card issuers are spending more of their marketing and advertising dollars to promote rewards. In fact, research shows that the number of rewards-based direct mail offers has more than doubled over the past five years.

But there is a world of difference between launching a brand new program and making it work for the long term. Our ability to make Membership Rewards work for all our stakeholders is an advantage that competitors have not been able to match. Drawing on our years of experience and the investments we have made, we intend to keep our lead. In fact, we intend to extend our lead.

The key to long-term success is making a program work for Cardmembers, partners and for shareholders. Let me bring this point to life by demonstrating how MR drives revenue growth and loyalty.

Membership Rewards reinforces the spend-centric business model that Ken described earlier. Let me tell you how each of our stakeholders benefits.

For Cardmembers, MR is convenient, flexible and valuable. It has three easy steps:
        - Enroll,
        - Earn points, and
        - Redeem.

First enroll.
The majority of our Charge Cards now come with MR included, so you enroll when you are approved for the Card. And Cardmembers can link multiple American Express Cards to a single Membership Rewards account, earning points for all their spending.

Second, earning is easy. In the U.S., Cardmembers earn base points for every dollar spent. They also earn bonus points through hundreds of special offers each year. All these points accumulate in a point bank, and as you heard these banks can get pretty large.

And remember -- no earning cap and no expiration dates.

All this encourages long-term participation. In fact, Consumer and OPEN Cardmembers with more than 100,000 points have been in the program an average of 10 years. We want Cardmembers to accumulate points.

Then, we are delighted when they redeem.

As I showed you earlier, Cardmembers can redeem points for a wide array of rewards, including travel, retail, merchandise, and more. They can even donate points to benefit tens of thousands of charities.

To sum it up, redeeming points delivers value, builds loyalty, and provides the incentive to accumulate even more points for future redemption.

Let me now turn to our partners. Through Membership Rewards, we bring our partners high-spending Cardmembers and new marketing channels.

We also provide them with a turnkey rewards solution where we manage all customer servicing, back-end fulfillment, and reporting.

As a result, our partners have limited expense and risk, and a high return on investment.

A crucial feature of our Rewards program is that we maintain direct relationships with merchants who become partners. And, we have dedicated resources focused solely on providing marketing value to these partners.

In contrast, some competitors work through third-party distributors that bring them a plain-vanilla program with a fixed set of partners. And, because competitors do not work with their partners directly, they simply cannot provide the same level of marketing value. That is a disadvantage for our competitors.

Let me give an example of how we drive greater sales for our partners through our direct relationships.

This is a recent bonus point promotion that we ran for a large electronics retailer. The retailer wanted to use bonus points to help drive in-store traffic. We helped them select a target segment of current and prospective shoppers by leveraging our marketing expertise and our closed loop network. We then mailed a postcard promoting a double points offer.

The results? The retailer got nearly $3.8 million dollars in incremental sales driven by new and existing shoppers. This equated to 5 dollars of sales for every dollar invested, including the cost of the mailing and bonus points.

On a regular basis, we meet with our partners to discuss and reinforce the value we provide. Here is an example of an actual partner report.

This partner is in retail. To determine the value, we look at the following:
        - First, in retail, points are typically redeemed for gift cards with the partner's brand. So, we look at the sale of gift cards done through the MR program. In this case, the sale totaled $17.1 million dollars.

        - Next, we account for additional spending by new and existing shoppers who redeemed for gift cards. Here, we estimated that the spending by new shoppers accounted for $13.7 million dollars, and additional spending by existing shoppers was $5.7 million dollars.
        - And last, we look at customers who do not redeem with the partner, but who we believe became new shoppers because of MR marketing and their appetite to earn more points. This added an additional $5.9 million dollars in sales for this partner.

In total, the partner earned $42.4 million dollars in incremental business through Membership Rewards. We provide similar reports to most participating merchants at least annually.

Let's see what some of our partners say about Membership Rewards.

Additional spending -- new customers -- meaningful offers. These are all great results for our partners.

You have just seen how Membership Rewards benefits our Cardmembers and partners. Now, let's look at the economic benefits to American Express.

As I said earlier, MR is a business.
        - It is not just an expense.
        - It gives us many benefits.
        - And, the benefits far outweigh the costs.

The key benefits include:
        - Increased Cardmember spending,
        - Greater Cardmember retention,
        - Better credit performance, and
        - Increased up-sell and cross-sell opportunities for American Express products and services.

First, let's start with Cardmember spending.

Over the past few years, we have posted strong, double-digit growth in MR billed business:
        - 18 percent from 2004 to 2005, which was 5 percent more than the industry growth rate of 13 percent, and
        - 15 percent from 2005 to 2006.

A factor behind this double-digit growth is the number of cards enrolled in MR which has increased:
         - 12 percent from 2004 to 2005, and
         - 10 percent from 2005 to 2006.

Now, we know these cards drive very attractive Cardmember behavior. For example, consumer Charge Cardmembers who are enrolled in MR, spend four times as much as those who are not. They have twice as many supplemental American Express cards, which drives even more spend. And, their average purchase is one-and-one-half times the level of cards without Membership Rewards.

These behaviors are similar for our OPEN Charge Cardmembers.

For our Membership Rewards Lending Cardmembers, we also see desirable behaviors. Consumer Lending Cardmembers who are enrolled in MR spend twice as much as non-enrollees. And, the increased spend results in revolving balances that are one-and-a-half times the level of non-enrollees.

Similarly, OPEN Lending Cardmembers enrolled in MR spend at three times the level and have revolving balances that are 1.7 times the level of non-enrollees.

Not only do these Cardmembers spend more with American Express, they stay longer and have better credit performance. As Ken said, our attrition rate among Consumer Charge Cardmembers is 15 percent better than for non-enrollees. And our delinquency rate is 46 percent better.

For OPEN Charge Cardmembers, these same metrics are 48 percent and 40 percent better, respectively.

The MR lending portfolio shows similar metrics.  Consumer Lending Cards have:
        - 17 percent lower attrition, and
        - a 21 percent lower delinquency rate.

OPEN Lending Cards have...
        - 18 percent lower attrition, and
        - a 31 percent lower delinquency rate.

Because these Cardmembers are highly engaged with American Express, they take advantage of the many up-sell and cross-sell opportunities we offer. For example,

        - 31 percent of MR enrollees have multiple card products.
        - Consumer and OPEN Charge Cardmembers are enrolled in twice as many card services, like travel insurance and credit card registry, and
        - Nearly 70 percent of Consumer Charge Cardmembers enrolled in MR have premium card products - a Gold, Platinum or Centurion Card.

The list of benefits is compelling:
        - Increased spending,
        - Greater retention,
        - Better credit performance, and
        - Increased up-sell and cross-sell opportunities.

Let's now turn to expenses. As any good business, we closely manage our costs. We focus on two main costs - Rewards Provision, and Operating Expense. Let me give examples of each.

First, let's look at how we account for rewards provision. The rewards provision is based on three variables:
        - First. Points earned, from spending as well as bonus promotions.
        - Second. The percentage of points we expect to be redeemed based on Cardmember behavior.
        - And, third, the cost per point, which is driven by the mix of rewards we offer and the varying rates we pay our partners.

We multiply these three variables to determine the rewards provision. However, the only variable we continually manage in this equation is the cost per point. We do not manage the percentage of points we expect to be redeemed.

That's because our research shows that:
        - Cardmembers who redeem points are 49 percent more likely to use their American Express Card as their card of choice.
        - And, they are 36 percent more likely to renew their American Express Card.

Let me now turn to how we manage cost per point. One technique we use is to introduce new reward categories that also provide value to our Cardmembers. Let me give you an example:

By expanding the merchandise category, we have brought greater value to Cardmembers at better economics for us. The rewards in this category are at an attractive cost per point, and in high demand by our customers. In fact, the number of points redeemed for merchandise since 2004 has increased 30 percent annually on a compounded basis.

This does not happen by chance, or by merely having the right merchandise or an attractive value proposition.

It happens because we have learned a great deal over the years about how to market rewards. Over the past few years, we have significantly strengthened our marketing communications. We have made them more visually appealing, and employed catalog science to drive significant response and growth in the merchandise category.

Our catalogues are rich in imagery and color, and focus on the experiential nature of our rewards - not just the "stuff."

In addition, we have put all our printed catalogs on the web so that Cardmembers can easily "shop the catalog" online. This allows a broader base of Cardmembers to have access to a catalog.

Finally, we are constantly introducing new categories as we continue to optimize the cost per point and increase value and choice for Cardmembers. Most recently, we introduced casual dining restaurants.

Once we identify a new reward category, we target customers who we believe are likely to redeem for these rewards. We do this by creating individualized offers that encourage Cardmembers to try new redemption categories at a lower cost to us. For example, if Cardmembers typically redeem in a higher-cost rewards category we may offer them up to a 40 percent discount when they redeem in a lower-cost category.

The net effect of these efforts gives our Cardmembers choice at varying costs per point. High-cost rewards now account for 47 percent of redemptions, which is down from 53 percent in 2003. As a result of this shift in the mix of rewards, we have maintained a relatively flat cost per point since 2000. In fact, since 2003, we have reduced our cost per point by 1.5 percent - even in an intensely competitive environment where some partners are demanding a higher payment per point.

While it is important to focus on the rewards provision, it is also important to focus on reducing overall operating costs. One way we do this is through a concerted effort to drive Cardmembers to redeem points online at our web site.

It doesn't matter if we're processing Membership Rewards for air, hotel or retail, the processing costs of these redemptions are 86 percent less online. Today, nearly 60 percent of Membership Rewards redemptions are done online, up from 47 percent two years ago.

Over the past three years, these types of efforts have delivered over $300 million dollars in reengineering benefit in the U.S. alone. When we include international efforts, the amount is over $400 million dollars, which equates to more than 10 percent of our global reserve.

Learning how to control costs, and target investments in a business this large makes a huge difference. We are efficient, and we are focused on becoming even more efficient all the time.

When we think about hurdles for the competition, it is not just their initial investment, but also the experience to drive costs out of the system, while delivering a steadily improved value proposition.

Our ability to do all this enables us to deliver a superior return on equity. In fact, the return on equity of both charge and lending cards with Membership Rewards far exceeds those without. These superior economics enable us to re-invest in premium value for the program.

Let me now turn to how we re-invest in the MR business. Like any business, we make sure that our investments deliver greater value to our Cardmembers and partners.

Over the past several years, we have addressed some key themes from our ongoing customer research and discussions with partners.

They are:
        - Continue to improve the customer experience, both online and off,
        - Add relevant new partners and rewards,
        - Increase the program flexibility, and
        - Enhance the value we deliver to partners and merchants.

Let me share some investments in each area, beginning with the customer experience.

We have significantly enhanced the redemption experience for Cardmembers through improvements to both customer service technology and fulfillment timeframes.

For customer service, we have now transformed our technical infrastructure. Previously, a customer service representative had to use multiple screens for a simple transaction. We have just moved to a streamlined and integrated systems environment that gives representatives all the information they need at their finger tips. It lets them focus on the customer rather than struggle with the technology.

We believe this will increase customer satisfaction and decrease our time for handling transactions.

We also improved our rewards fulfillment process. It used to take weeks to ship a merchandise reward. That was unacceptable to us. Now, through a number of significant enhancements, we can process orders real time, which has decreased shipping from as long as six weeks to a current average of two days.

Last year, another improvement in the fulfillment process was to introduce electronic rewards certificates - or e-certificates.

We now have e-certificates with several partners ranging from airlines to rental cars to entertainment.

The process is simple.
        - The Cardmember redeems for a reward -- for example - a rental car.
        - Once the order is complete, the Cardmember receives an email instructing her to go to a secure web site for authentication and receipt of the e-certificate.
        - Then, the Cardmember either prints the certificate to present at the counter, or receives a unique code to use online.

In addition, we redesigned our web site to deliver a better customer experience. With more and more of our Cardmembers wanting to use the web to transact with us, we have made it much easier for them.

This is the previous MR homepage. When it was launched, it was well-designed and did what we wanted it to do. But, just like time, technology marches on. And, we knew that recent technology advances could help us deliver a much better online experience for our Cardmembers.

This is the MR homepage today. The redesigned site offers:
        - Easy-to-use search and navigation features,
        - Rich media applications to better showcase reward offers, and
        - State-of-the-art personalization capabilities to deliver more relevant content to our Cardmembers.

All these changes are designed to:
        - Increase Cardmember engagement,
        - Enhance customer service, and
        - Differentiate our Rewards in the marketplace.

Since the launch of the new web site in July, we have seen good results. On a year-over-year basis, the growth in retail redemptions post launch is nearly double what it was before launch.

We also continue to add new and relevant partners to the MR Program.

In fact, in 2006 we added
       - 17 new travel partners,
       - 13 new retail partners, and
       - Launched more than 100 new merchandise brands.

This was an unprecedented year for the program.

Here are a few new additions:
       - Pebble Beach Resorts,
       - Barnes & Noble,
       - Casual dining establishments, such as California Pizza Kitchen, Red Lobster, and Olive Garden, as well as
       - Nike and Apple.

We even have iTunes. Since adding this reward, Cardmembers have used their points for more than 1.5 million iTunes and counting.

Not only do we invest in giving our Cardmembers a lot of choice in our rewards program, we also invest in making the process of choosing and redeeming a reward easy. We want our program to be flexible, and friction-free for Cardmembers.

One area where we have significantly increased Membership Rewards' flexibility is air travel. Air travel remains a top redemption. But there are a limited number of seats available for reward points. And, booking a ticket can be difficult due to blackout dates, restrictions, and a complex process.

In fact, industry wide, 40 percent of all attempts to book free travel using points end in failure. I don't need to tell you, that's a lot of frequent flyer frustration. Our answer -- Pay with Points.

Unlike competitors, Pay with Points offers total flexibility. It is a fully integrated experience that requires merely one click, or one call, at the time of booking.

You can use MR points to purchase:
       - Any airline ticket,
       - Any pre-paid hotel, and
       - Any cruise or trip package on the American Express Travel web site.

You can use points:
       - Online,
       - By phone, or
       - In-person at an American Express Travel Office.

You can use only points, or your card or a combination of points and card to pay for the travel. And, there are no restrictions. In short, if you book travel with us, you can use Membership Rewards points to pay for it.

Cardmembers simply search... select... and redeem.
        - They search our travel web site,
        - They select from a full slate of airlines and book their travel, and then,
        - They redeem reward points to pay for the trip.

Pay with Points is already one of the top five MR redemptions. Our best customers use it:
        - 85 percent say they will use their Card more often, and
        - 70 percent say they are very satisfied.

Pay with Points also fills a gap. It is used by Cardmembers in locations where the predominant airline is currently not our partner.

And, Cardmembers using Pay with Points are less likely to attrite.

We believe these results reflect very strong customer satisfaction and a lot of upside potential as we continue to build awareness of Pay with Points.

With the addition of Pay with Points, we now offer our Cardmembers the ultimate in flexibility for getting there... for being there... and for having fun.
        - They can transfer MR points to loyalty programs with 16 airline partners and four hotel partners.
        - They can redeem their points for certificates with many other airline and hotel partners.
        - And, through American Express Travel, they can use Pay with Points for any airline, hotel or cruise.

This is another competitive advantage for Membership Rewards.

We are also focused on enhancing the value that Membership Rewards brings to our partners and merchants.

A good example is the new Express Rewards Hotel Card. It lets our Cardmembers redeem for a stored value card so they can more easily purchase amenities at partner hotels.

Our research shows that Cardmembers want the ability to pay for hotel amenities with points rather than cash. This increases Cardmembers' appetites to spend during their stay, and provides additional spending for our partners.

Cardmembers can redeem points at multiple hotels to pay for any item on the hotel property including:
       - The restaurant,
       - The convenience store,
       - The gym, and

       - The spa.

Next month, we will launch the Express Rewards Hotel Card beginning with Marriott and Radisson. And, we will continue to add partners to the program in the coming months.

The MR Bonus Points Mall is another example of how we deliver value to our partners and merchants. As you may recall, we modified the way we award bonus points last year. We ended double points for everyday spend on Consumer Charge Cards, and introduced the new Bonus Points Mall to encourage online spend.

Using the mall is as easy as 1 - 2 - 3.
        - Cardmembers log on to the Bonus Points Mall.
        - Once there, they can choose from more than 100 brand-name merchants.
        - Then they shop on the merchant site and earn at least double points for every dollar spent.

Through the Mall,
        - We bring increased sales to our merchants with our high-spending Cardmembers.
        - We enable our Cardmembers to more quickly accumulate reward points from the comfort of their own homes.
        - We attract greater online spend for American Express.
        - And, we fund these points at attractive economics.

We have seen great results so far with Bonus Points Mall. Cardmember spending through the Mall has increased significantly month over month.

Since we ended double points on everyday spend in October, we have not seen a decline in spending for these categories. As you can see, everyday spend has a comparable growth rate to non-travel and entertainment in the fourth quarter of 2006. In addition, everyday spend transaction growth is greater than non-travel and entertainment for the same period.

While we focus investments on delivering greater value to Cardmembers and partners, we also continually invest to innovate and transform the MR business. In short, we are creating the next generation of MR to continually position us as leaders in the rewards marketplace.

As I mentioned earlier, we are about to roll out a new tier structure that provides a clear rewards design. This new structure is simple and easy to understand. It reflects Cardmember needs and gives Cardmembers a reason to upgrade to a higher Card product and a higher rewards tier.

Among the three new tiers, there are key differences.

The initial tier - MR Express - is free and comes with American Express Credit Cards. It is exactly what these Cardmembers want - a broad, flexible program that offers restriction-free travel, and attainable retail, merchandise and dining rewards.

The next tier is Membership Rewards, the fee-based rewards program that comes with American Express Green and Gold Charge Cards. It offers everything Membership Rewards Express does. Plus, it also gives the ability to transfer points to airline and hotel loyalty programs, provides enhanced value for Pay with Points, and offers higher-end shopping and dining partners.

The third tier is Membership Rewards First - a premium tier that comes with Platinum and Centurion Charge Cards. It adds super premium partners and enhanced servicing.

As a result, American Express is the only major card issuer to offer a tiered broad-based rewards program that is tailored to offer more premium rewards with more premium cards.

In contrast, most competitors have a one-size-fits-all reward program. No matter what card you have from them, you get the same rewards.

We know that our three tiers broaden our appeal, but we have not lost focus on our most affluent customer segment - the core of our franchise.

Let me share an exciting innovation we have developed for the MR First Tier, called First Collection. Competition for the most affluent customers is increasing. So for these customers, we have launched First Collection, which is a unique offering.

For travel, you can
       - Stay at the Ritz,
       - Fly on Eos airline, and
       - Relax at the Oberoi Hotels and Resorts.

For jewelry, we have such world-renowned partners as Piaget, Mikimoto, and Chopard.

For retailers, we have high-end retailers such as Zegna, Neiman Marcus, and Tiffany.

You can even lease a Lamborghini.

With 20 partners and counting, rewards range from 10,000 points to millions of points. Since launching this program in October, the number of redemptions has grown significantly. And, this is with limited marketing and no advertising. Notably, these luxury partners were only interested in Platinum and Centurion - our highest spending Cardmembers. That's why in many cases we have exclusive agreements with these partners.

Another innovation available to all MR enrollees is Exclusives. This program uses the relationships we have with our partners to make exciting offers for merchandise, travel and entertainment - as well as unique experiences - all at deep point discounts. New Exclusives are offered every two weeks online. It has been very popular with our Cardmembers.

One of our most popular offers was an invitation to the Indy Race at the Chicagoland Speedway. This is an example of how we leverage our outstanding partner relationships to provide unique experiences to our Cardmembers -- experiences they cannot get anywhere else.

In this case, our partner, AirTran, was a sponsor of the Indy Race. We worked with them to fashion a fantastic experience for our Cardmembers only available through Exclusives.

For just 50,000 points, Cardmembers received:
       - Two roundtrip airline tickets,
       - Two nights at the five-star Park Hyatt Hotel in Chicago,
       - Tickets to watch the race from a luxury suite,
       - A pit tour with the Andretti Green racing team, and
       - Dinner with racing stars Michael and Marco Andretti and all the drivers on the team.

Here is what our Cardmembers said about the experience.

Great partners. Highly engaged and loyal Cardmembers. That is what Membership Rewards is all about.


Finally, let me give you a peek at one more innovation coming soon that will turn the typical process of using frequent flyer miles on its ear.

Today, if you want to redeem points for a frequent flyer reward, you have to call many airlines, or visit many airline web sites, to check availability and make a reservation.

Next, you contact Membership Rewards to transfer your points into your frequent flyer account.

Finally, you contact the airline again to complete the booking.

This can take hours and lead to even more frequent flyer frustration.

But soon with our patent-pending Flight & Room Finder, you will go to one site - ours.

Once there, you pick a destination and a date, and find out immediately if flights are available for redemption.

Then you book your ticket - right then and there.

We will have a similar process for hotels.

Competitors talk about "no hassle." Flight & Room Finder is "no hassle."

With innovations such as these, you can see why Membership Rewards continues to lead the rewards industry.

Since the beginning of Membership Rewards in 1991, we have been at the forefront of innovation. Our history is filled with innovations. We have a significant number of patents pending to help protect them. And, we are accelerating the pace of innovation, introducing many new features and services over the past year alone. Let me emphasize that we have many more innovations underway - so stay tuned.

Everything I have spoken about today:
       - Our long history in the rewards business,
       - Our ability to drive revenue growth and loyalty, and

       - Our ability to re-invest

All this is why we lead the rewards market.

And, we continue to extend that lead with the unique marketing and analytical assets of American Express.

American Express' state-of-the-art marketing and world-class analytical capabilities serve as the foundation underlying the Membership Rewards business model.

There are many components to this foundation, all of which MR uses to deliver superior results.
   - For example, our patent-pending size of wallet capabilities enable us to better understand our Cardmembers' entire spending - not only with American Express.
   - Also, our sophisticated proprietary modeling capabilities help us create predictive models for profitability.
   - And, we continuously undergo rigorous
     test-and-learn scenarios to improve and refine these models.

We have used our marketing and analytical capabilities to move away from mass marketing, and target only those Cardmembers who are most likely to respond to a particular offer. So, Cardmembers benefit because they receive more personalized and relevant offers. This has changed the way we think about our marketing. It is also something that the competition cannot replicate because of our closed loop network.

Points Accelerator is a great example of how we have put all our marketing and analytical capabilities into action to send a more personalized and relevant offer.

With Points Accelerator, a Cardmember is invited to enroll and earn double points for a specified time on any spending above a personal spending level. This is truly innovative in that we have leveraged:
       - Our closed loop information, and
       - Our customer-level size of wallet capability.

And we have used our proprietary models to create an algorithm that tells us:
       - The right offer...
       - To give to the right Cardmember...
       - At the right time.

This includes:
       - The duration of the offer,
       - Whether to charge a fee, and
       - Where to set the spending threshold.

This program has been successful on many fronts.
       - We have identified Cardmembers with large wallets and low share, and have increased their spending with us.
       - We have also created "persistence" - meaning that Cardmembers continue to spend at higher levels after the bonusing period.
       - And finally, these Cardmembers have lower attrition.

All of these results drive superior economics for us. Today, we focus on harnessing all the marketing expertise and analytical horsepower we traditionally use in our Card business to drive profitability through Membership Rewards.

In conclusion, let me summarize the key advantages that distinguish our Membership Rewards program.

       - First... Our Cardmembers. Our gigantic point bank operates like a padlock on the wallet of our affluent Cardmembers. Put another way, we have already delivered and expensed more than one trillion points of loyalty.
       - Next... Our Partners. Our direct relationships with a diversified and attractive set of partners provide profits for all.
       - Our Program Structure. The sophisticated, intricate behind-the-scenes program structure we have built and improved over 16 years has depth, breadth and sustainability. This means we have a huge head start on competitors.
       - Our Marketing. American Express' unique information management capabilities from our closed loop network result in extraordinary marketing power.
       - And finally, our Innovations. Our extensive track record and our growing appetite for innovation continue to position us at the cutting edge of the rewards business.

All this makes Membership Rewards a formidable force in the market. It is also the foundation of our current leadership position as the card of choice for high-spending cardholders. And, it is a critical component in how we intend to extend our lead.

Thank you.